Exhibit 32.1

Certifications Pursuant to
18 U.S.C. Section 1350
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Digital Cinema Destinations Corp. (the “Company”) on Form 10-Q for the period ending September 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we A. Dale Mayo, Chief Executive Officer and Chairman of the Company, and Brian D. Pflug, Chief Financial Officer and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to our knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 8, 2013	By: /s/ A. Dale Mayo
A. Dale Mayo Chief Executive Officer and Chairman

By: /s/ Brian D. Pflug
Brian D. Pflug Chief Financial Officer and Principal Accounting Officer